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                             [JC PENNEY LETTERHEAD]


                                                                       Exhibit 5

                                March 14, 1997



Board of Directors
J. C. Penney Company, Inc.
6501 Legacy Drive
Plano, Texas  75024-3698

Ladies and Gentlemen:

As General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("Company"), I am familiar with the Restated Certificate of Incorporation of the Company, and its Bylaws, as amended.

I am also familiar with the corporate proceedings heretofore taken and the additional proceedings proposed to be taken in connection with the issuance and sale from time to time of up to $2,600,000,000 aggregate principal amount of debt securities ("Debt Securities") issuable under an Indenture dated as of April 1, 1994 ("Indenture") between the Company and First Trust of California, National Association, as Successor Trustee ("Trustee") to Bank of America National Trust and Savings Association, each series of which will be offered on terms to be determined at the time of sale. The Debt Securities may be offered with warrants ("Warrants") to purchase Debt Securities, any such Warrants to be issued pursuant to a warrant agreement ("Warrant Agreement") to be entered between the Company and a warrant agent ("Warrant Agent") (Debt Securities and Warrants being collectively called "Securities"). I have examined the Registration Statement on Form S-3 in the form being filed by the Company with the Securities and Exchange Commission on this date, for the registration under the Securities Act of 1933, as amended, of the Securities for an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415.
I have also examined such other documents and records as I have deemed appropriate for the purpose of this opinion.

Based upon the foregoing, I am of the opinion as follows:

         (i) The execution and delivery of the Indenture have been validly authorized, and the Indenture constitutes a valid and binding obligation of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.





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         (ii)    Subject to the proposed additional proceedings being taken as now contemplated by the Company prior to the issuance of the Debt Securities, when the Debt Securities, including the Debt Securities issuable upon due exercise of the Warrants in accordance with the terms of the Warrant Agreement, have been duly executed on behalf of the Company, authenticated by or on behalf of the Trustee, issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating thereto, and delivered by the Company in accordance with the Indenture, such Debt Securities will constitute valid and binding obligations of the Company in accordance with their respective terms and the terms of the Indenture except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (iii) Subject to the proposed additional proceedings being taken as now contemplated by the Company prior to the issuance of the Warrants, and to the due execution and delivery of the Warrant Agreement relating to the Warrants to be issued, when the warrant certificates evidencing such Warrants ("Warrant Certificates") shall have been duly executed on behalf of the Company and countersigned by the Warrant Agent, issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating thereto, and such Warrant Certificates shall have been delivered by the Company in accordance with the Warrant Agreement, the Warrant Certificates will constitute valid and binding obligations of the Company in accordance with their respective terms and the terms of the Warrant Agreement except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

I hereby consent to the reference to me under the heading "Validity of Securities" in the Prospectus included in said Registration Statement and to the filing of this opinion as an exhibit to said Registration Statement.


                                             Very truly yours,


                                             /s/ C. R. Lotter
                                             C. R. Lotter
                                             General Counsel